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                                       36

                                                                     EXHIBIT 11


                       HARTE-HANKS, INC. AND SUBSIDIARIES
                         EARNINGS PER SHARE COMPUTATIONS
                      (in thousands, except per share data)

                                                                           Three Months Ended June 30,
In thousands, except per share amount                                        1998        1997
-----------------------------------------------------------------------------------------------------

BASIC EPS
Income from continuing operations ....................................     $ 17,010     $ 10,640
Income from discontinued operations ..................................           --        5,705
                                                                           --------     --------
Net Income ...........................................................     $ 17,010     $ 16,345
                                                                           ========     ========

Weighted-average common shares outstanding
     used in net earnings per share computations .....................       73,541       74,558
                                                                           ========     ========

Basic earnings per common share:
     Continuing operations ...........................................     $   0.23     $   0.14
     Discontinued operations .........................................           --         0.08
                                                                           --------     --------
     Net income ......................................................     $   0.23     $   0.22
                                                                           ========     ========

DILUTED EPS
Income from continuing operations ....................................     $ 17,010     $ 10,640
Income from discontinued operations ..................................           --        5,705
                                                                           --------     --------
Net Income ...........................................................     $ 17,010     $ 16,345
                                                                           ========     ========

Shares used in  net earnings per share computations ..................       77,212       77,664
                                                                           ========     ========

Diluted earnings per common share:
     Continuing operations ...........................................     $   0.22     $   0.14
     Discontinued operations .........................................           --         0.07
                                                                           --------     --------
     Net income ......................................................     $   0.22     $   0.21
                                                                           ========     ========

Computation of shares used in net earnings per share computations:
Average outstanding common shares ....................................       73,541       74,558
Average common equivalent shares -
     dilutive effect of option shares ................................        3,671        3,106
                                                                           --------     --------
Shares used in net earnings per share computations ...................       77,212       77,664
                                                                           ========     ========


                                                                          Six Months Ended June 30,
In thousands, except per share amount                                          1998         1997
----------------------------------------------------------------------------------------------------

BASIC EPS
Income from continuing operations ....................................     $ 31,115     $ 16,608
Income from discontinued operations ..................................           --        9,754
                                                                           --------     --------
Net Income ...........................................................     $ 31,115     $ 26,362
                                                                           ========     ========

Weighted-average common shares outstanding
     used in net earnings per share computations .....................       73,511       74,410
                                                                           ========     ========

Basic earnings per common share:
     Continuing operations ...........................................     $   0.42     $   0.22
     Discontinued operations .........................................           --         0.13
                                                                           --------     --------
     Net income ......................................................     $   0.42     $   0.35
                                                                           ========     ========

DILUTED EPS
Income from continuing operations ....................................     $ 31,115     $ 16,608
Income from discontinued operations ..................................           --        9,754
                                                                           --------     --------
Net Income ...........................................................     $ 31,115     $ 26,362
                                                                           ========     ========

Shares used in  net earnings per share computations ..................       77,170       77,566
                                                                           ========     ========

Diluted earnings per common share:
     Continuing operations ...........................................     $   0.40     $   0.21
     Discontinued operations .........................................           --         0.13
                                                                           --------     --------
     Net income ......................................................     $   0.40     $   0.34
                                                                           ========     ========

Computation of shares used in net earnings per share computations:
Average outstanding common shares ....................................       73,511       74,410
Average common equivalent shares -
     dilutive effect of option shares ................................        3,659        3,156
                                                                           --------     --------
Shares used in net earnings per share computations ...................       77,170       77,566
                                                                           ========     ========